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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-55547, 33-55657, 333-42019 and 333-77505) of Coram Healthcare
Corporation of our report dated March 3, 2003, except for Note 3, which is as of April 7, 2003, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statements (Form S-3 No. 33-59661 and 33-60959) and Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12955) and related prospectuses of Coram Healthcare Corporation for the registration of 3,526,325, 2,686,656 and 184,444 shares, respectively, of its common stock, of our report dated March 3, 2003, except for Note 3, which is as of April 7, 2003, with respect to the consolidated financial statements and schedule of Coram Healthcare Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                               ERNST & YOUNG LLP


Denver, Colorado
April 11, 2003